SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the registrant [X]

         Filed by a party other than the registrant  [   ]

         Check the appropriate box:

         [   ]    Preliminary proxy statement

         [   ]    Confidential, For Use of the
                  Commission Only (as permitted by
                  Rule 14a-6(e)(2))

         [ X ]    Definitive proxy statement

         [   ]    Definitive addition materials

         [   ]    Soliciting material under Rule 14a-12

                          WEBQUEST INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          WEBQUEST INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         [X]      No Fee Required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies: __________________

         (2) Aggregate number of securities to which transactions applies: _________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________

         (4)      Proposed maximum aggregate value of transaction: _____________

         (5)      Total fee paid: __________________

         [ ]      Fee paid previously with preliminary materials: ______________

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid: __________________

         (2)      Form, schedule or registration statement no.: ________________

         (3)      Filing party: __________________

         (4)      Date filed: __________________

                          WEBQUEST INTERNATIONAL, INC.
                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 16, 2000

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WEBQUEST INTERNATIONAL, INC., a Nevada corporation, will be held on Friday, June 16, 2000 at 9:00 a.m., local time, at the company's principal executive offices located at 2248 Meridian Boulevard, Suite A, Minden, Nevada 89423-8601, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To approve the adoption of the 2000 Stock Option Plan and the reservation of 5,000,000 shares for issuance thereunder.

         3. To ratify the appointment of Pritchett, Siler & Hardy, P.C. as WebQuest's independent auditors for the fiscal year ending September 30, 2000.

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                                          Very truly yours,

                                                          Kirk Johnson
                                                          Secretary

Minden, Nevada
May 12, 2000

--------------------------------------------------------------------------------
                                    IMPORTANT
                                    ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                          WEBQUEST INTERNATIONAL, INC.
                        --------------------------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of WebQuest International, Inc. for use at the Annual Meeting of Stockholders to be held Friday, June 16, 2000 at 9:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at WebQuest's principal executive offices, located at 2248 Meridian Boulevard, Suite A, Minden, Nevada 89423-8601, where its telephone number is (775) 782-0350.

         These proxy solicitation materials and our Annual Report were mailed on or about May 12, 2000 to all stockholders entitled to vote at the Annual Meeting.

         THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-KSB TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO WEBQUEST INTERNATIONAL, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES,
ATTENTION: SCOTT BERRY, CHIEF FINANCIAL OFFICER.

Record Date

         Stockholders of record of the WebQuest's common stock at the close of business on April 21, 2000 are entitled to notice of, and to vote at, the Annual Meeting. At the April 21, 2000 record date, 9,182,949 shares of common stock were issued and outstanding.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to WebQuest (Attention:
Scott Berry, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

         Holders of shares of common stock are entitled to one vote per share on all matters.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of WebQuest's transfer agent. The Inspector will also determine whether or not a quorum is present. The affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under

Nevada law for approval of proposals presented to stockholders. In general, Nevada law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. WebQuest believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Nevada concerning voting of shares and determination of a quorum.

         The cost of soliciting proxies will be borne by WebQuest. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Form 10-KSB

         We will provide to each stockholder without charge a copy of our annual report on Form 10-KSB together with the financial statements and financial statement schedules required to be filed with the annual report upon request of the stockholder made in writing to the attention of Investor Relations at 2248 Meridian Blvd., Suite A, Minden, NV 89423-8601.

Deadline for Receipt of Stockholder Proposals for 2001 Annual Meeting

         Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of WebQuest that are intended to be presented by such stockholders at our 2001 Annual Meeting of Stockholders must be received by us no later than January 15, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

Nominees

         A board of four directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's four nominees named below, all of whom are currently directors of WebQuest.

         In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified.

         The names of the nominees, and certain information about them as of May 1, 2000, are set forth below:

          Name                                      Age    Position
          ----                                      ---    --------
         Kirk Johnson ..........................    43     Chief Executive Officer, Secretary/Treasurer and
                                                           Chairman of the Board
         Frank Howard ..........................    51     President, Chief Operating Officer and Director
         Bradley N. Rotter .....................    44     Director
         Nolan Bushnell ........................    57     Director

--------------

         Kirk Johnson has served as our Chief Executive Officer, President, Secretary and Treasurer since January 1999, has served as our Chairman of the Board since January 2000, served as our President from January 1999 until January 2000, served as our Vice President from October 1997 to December 1998, and has been a Director since October 1997. Mr. Johnson has been involved in all phases of management of our Company. Mr. Johnson brings 17 years of investment and corporate management experience as owner and operator of Nevada-Johnson, Inc., a real estate development and construction firm, and has knowledge and experience in the capitalization of, and development of start-up companies.

         Frank Howard has served as our President and Chief Operating Officer since January 2000, served as our Chairman of the Board from January 1999 until January 2000 and has been a Director since December 1997. Prior to joining us as a full-time officer in January 2000, Mr. Howard founded Sales Technology, Inc. ("STI") in March 1989, a manufacturer and manufacturer's representative of industrial electronic products. Mr. Howard served as President and CEO of STI from March 1989 to January 2000.

From 1976 to 1989 Mr. Howard worked for Bentley Nevada Corporation, an international supplier of high-speed electronic monitoring devices, where his last position was acting Vice President of Sales.

         Bradley N. Rotter has served as a Director since April 2000. Since 1992, Mr. Rotter has served as Chairman of the Board of Point West Capital Corporation ("Point West"), a specialty financial services company. Mr. Rotter is also the managing member of The Echelon Group of Companies, LLC, which provides investment and financial services. He was the principal shareholder of The Echelon Group Inc., a financial services company that was merged into Point West in 1995, and served as Chairman of the Board of that company from 1988 until the merger with Point West.

         Nolan Bushnell has served as a Director since January 2000. Mr. Bushnell is the Founder and currently the CEO of uWink.com, Inc., a provider of Internet-networked games, digital jukeboxes and e-commerce terminals to retail establishments such as airports, coffee houses, bars and restaurants. Mr. Bushnell, considered the "Father of the Video Game Industry", is best known as the founder of Atari Corporation and Chuck E. Cheese's Pizza Time Theater. He has founded and successfully operated more than 20 companies over the last 25 years. He sits on the Boards of Directors of several leading companies, including Wave Systems, Inc. and Tradius, Inc. He is a regular content contributor to the "Webbie" nominated Metamarkets.com online "Think Tank" website. Over the years Mr. Bushnell has received numerous awards of distinction, including induction into the "Video Game Hall of Fame" and the Consumer Electronics Association Hall of Fame. He is the creator and holder of several patents in various industries. Mr. Bushnell received his B. S. in Electrical Engineering in 1968 from the University of Utah, where he is a "Distinguished Fellow", and also attended Stanford University Graduate School. He frequently lectures at major universities and corporations throughout the United States, inspiring others with his views on entrepreneurship and innovation.


Board Meetings and Committees

            Our Board of Directors held a total of seven meetings during fiscal 1999, including meetings held by conference telephone call but excluding actions taken by unanimous written consent. Our Board of Directors currently has an Audit Committee. This committee was established on April 13, 2000. The Audit Committee consists of Mr. Bushnell and Mr. Rotter. The functions of the Audit Committee are to recommend annually to the Company's Board of Directors the appointment of the independent public auditors of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public auditors, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the independent directors of the Company) transactions, if any, with affiliated parties. The Audit Committee did not exist during fiscal 1999.

         During fiscal 1999, each of our directors attended at least 75% of the meetings of the Board during the year or portion thereof that such director was a member of our Board.

Director Compensation

         Our non-employee directors are paid $500.00 for each meeting they attend. When they join the Board of Directors, each non-employee director receives a fully vested warrant to purchase 100,000 shares of WebQuest Common Stock at the then-current market price. Such warrant has a term of three years. At the end of each full year of service as a director, directors receive a comparable warrant.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2:

                     ADOPTION OF THE 2000 STOCK OPTION PLAN


         At the Annual Meeting, WebQuest's stockholders are being asked to approve the adoption of the WebQuest International, Inc. 2000 Stock Option Plan (the "2000 Option Plan") and the reservation of 5,000,000 shares of Common Stock for issuance thereunder.

General

         The 2000 Option Plan was adopted by the Board of Directors on January 19, 2000. The Board of Directors has initially reserved 5,000,000 shares of Common Stock for issuance under the 2000 Option Plan.

         The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentive to its current employees, it is necessary to grant options or rights to purchase Common Stock to such employees pursuant to the 2000 Option Plan. Accordingly, stockholders are being asked to approve the 2000 Option Plan at the Annual Meeting.

         Options granted under the 2000 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement.

         The 2000 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         As of April 30, 2000 options for 3,009,000 shares were outstanding under the 2000 Option Plan, no shares had been issued pursuant to the exercise of options granted under such plan and 1,991,000 shares remained available for future grants. No stock purchase rights have been granted under the 2000 Option Plan. Shares not purchased under an option prior to its expiration will be available for future option grants under the 2000 Option Plan. As of April 30, 2000, the aggregate fair market value of shares subject to outstanding options under the 2000 Option Plan was $5,641,875, based on the $1.875 closing price of the Common Stock as reported on the National Association of Security Dealer's Over the Counter Bulletin Board Market on such date. The actual benefits, if any, to the holders of stock options issued under the 2000 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below.

Purpose

         The purposes of the 2000 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors of the Company and to promote the success of the Company's business.

Administration

         The 2000 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 2000 Option Plan is currently being administered by the Board of Directors. In the event that the Board of Directors determines that it is in the best interests of WebQuest to grant performance-based compensation to employees, the Board of Directors will appoint a committee pursuant to Code Section 162(m) and any such grants will be subject to any restrictions necessary to comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 2000 Option Plan. All questions of interpretation of the 2000 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

Eligibility

         The 2000 Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors who are also employees) of the Company or any of its parents or subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, certain factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. At the present time, approximately twenty (20) individuals are eligible to participate in the 2000 Option Plan.

         The 2000 Option Plan provides that the aggregate fair market value of shares with respect to which an incentive stock option is first exercisable by an eligible person during any calendar year shall not exceed $100,000.00.

Terms of Options

         Each option is evidenced by a written document between the Company and the optionee. Each option is subject to the following additional terms and conditions:

                  (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the full purchase price. The purchase price of the shares purchased upon exercise of an option shall be payable in cash or by check, or the Company's stock, if so permitted by the Board of

Directors in its discretion, having a value equal to such purchase price. Each optionee refers to his or her writing from the Company for specific information as to the exercisability and form of consideration applicable to his or her option.

                  (b) Exercise Price. The exercise price under the 2000 Option Plan is determined by the Board of Directors or its committee and shall not be less than (i) in the case of an incentive stock option, the fair market value on the date of the grant, (ii) in the case of an incentive stock option granted to a ten percent or greater stockholder, 110% of the fair market value on the date of the grant, or (iii) in the case of a nonstatutory stock option, not less than 75% of the fair market value (but in no event less than the par value) of one share of stock on the date the option is granted, as determined by the Board of Directors or its committee. In the case of a nonstatutory stock option intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the option price per share shall not be less than 100% of the fair market value on the date of the grant.

                  (c) Termination of Employment. If the optionee's employment relationship terminates for any reason other than disability or death, options under the 2000 Option Plan may be exercised for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first, and may be exercised only to the extent the option was exercisable on the date of termination. In no event can an option be exercised by anyone after the expiration of its term.

                  (d) Disability. If an optionee is unable to continue his or her employment relationship with the Company as a result of his or her disability, options may be exercised within twelve months of termination and may be exercised only to the extent the option was exercisable on the date of such disability, but in no event may the option be exercised after the expiration of its term.

                  (e) Death. Under the 2000 Option Plan, if an optionee should die while employed or retained by the Company or during the ninety-day period following termination of the optionee's employment relationship, options may be exercised within twelve months after the date of death to the extent the options would have been exercisable (i) on the date of death, in the case of an optionee who dies while employed or retained by the Company, or (ii) on the date of termination of the employment relationship, in the case of an optionee who dies within ninety days after termination of the employment relationship.

                  (f) Termination of Options. The 2000 Option Plan provides that options granted under the 2000 Option Plan have the term provided in the writing between the Company and the optionee. No option may be exercised by anyone after its expiration.

                  (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

                  (h) Acceleration of Options. In the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company or a merger or tender for the Company's shares of stock, the Board of Directors shall give not less than thirty days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time during the period which is thirty days preceding the termination of the 2000 Option Plan as a result of one of the events described above.

                  (i) Other Provisions. The options granted to optionees may contain such other terms, provisions and conditions not inconsistent with the 2000 Option Plan as may be determined by the Board of Directors or its committee.

Adjustments Upon Changes in Capitalization

         If there is any change in the number of shares of stock of the Company on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of stock, or otherwise, the number of shares of stock (as well as the price per share) available for purchase upon the exercise of options, the shares of stock subject to any option and the exercise price of any outstanding option shall be appropriately adjusted by the Board of Directors or its committee, subject to any required action by the Company's stockholders.

Amendment and Discontinuance of Plan

         The Company's Board of Directors may amend, suspend or discontinue the 2000 Option Plan at any time. However, no such action may prejudice the rights of any participant who has been granted options. Further, no amendment to the 2000 Option Plan which has the effect of (a) increasing the aggregate number of shares of stock subject to the plan, or (b) changing the definition of who may participate under the plan, may be effective unless and until approval of the stockholders of the Company is obtained in the same manner as approval of the 2000 Option Plan is required. The Company's Board of Directors is authorized to seek the approval of the Company's stockholders for any other changes it proposes to make to the 2000 Option Plan which require such approval, however, the Board of Directors may modify the 2000 Option Plan, as necessary, to effectuate the intent of the plan as a result of any changes in the tax, accounting or securities laws treatment of participants and the plan.

Federal Income Tax Aspects of the 2000 Option Plan

         The following is a brief summary of the United States federal income tax consequences of transactions under the 2000 Option Plan based on federal securities and income tax laws in effect as of the date of this Prospectus (which laws could change at any time hereafter).

         This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 2000 Option Plan.

         Options granted under the 2000 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

         If an option granted under the 2000 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise of an incentive stock option may give rise to alternative minimum tax (see below). The Company will not be allowed a deduction for federal income tax purposes as result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a disqualifying disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on long-term capital gains under current federal income tax laws is generally subject to a maximum rate of 20%, whereas other income is taxable at federal rates of up to 39.6% (although proposals are currently under consideration that could change these rates). Capital losses are allowed in full against capital gains plus $3,000 of other income.

         All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under .S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Alternative Minimum Tax

         As noted above, the exercise of an incentive stock option may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated for federal tax purposes by applying a tax rate of 26% to alternative minimum taxable income up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum income above $175,000. Alternative minimum taxable income for federal tax purposes is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less an exclusion of $45,000 for joint returns and $33,750 for individual returns (with the exclusion amount phased out for upper-income taxpayers).

         In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to a nonstatutory option, as described above. Because the AMT rules are complex and their effects depend upon the personal circumstances of each taxpayer, an optionee should consult his or her own tax advisor prior to exercising an incentive stock option.

         If an optionee pays AMT, the amount of such AMT may be carried forward as a credit against any subsequent year's regular tax in excess of the AMT.

Required Vote

         The approval of the adoption of the 2000 Option Plan and the reservation of 5,000,000 shares for issuance thereunder requires the affirmative vote of the holders of a majority of the shares of our Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2000 OPTION PLAN AND THE RESERVATION OF 5,000,000 SHARES FOR ISSUANCE THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE APPROVAL OF THE ADOPTION OF THE 2000 OPTION PLAN.

                                 PROPOSAL NO. 3:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Pritchett, Siler & Hardy, P.C., independent auditors, to audit our consolidated financial statements for the fiscal year ending September 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Pritchett, Siler & Hardy, P.C. has been engaged since November 5, 1996 and has audited our financial statements for fiscal years 1997 through 1999.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF Pritchett, Siler & Hardy, P.C. AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                OTHER INFORMATION

                             COMMON STOCK Ownership
                   of CERTAIN BENEFICIAL OWNERS and Management

         The following table sets forth the beneficial ownership of WebQuest's common stock as of March 31, 2000 as to (i) each person who is known by us to beneficially own more than five percent of the Company's common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 13, and (iv) all directors and executive officers as a group.

         Except as otherwise noted, the address of each person listed in the table below is c/o WebQuest International, Inc., 2248 Meridian Boulevard, Suite A, Minden, Nevada 89423-8601. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage of ownership of any other person. To our knowledge, except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

         The percent of beneficial ownership for each stockholder is based on 8,832,140 shares of common stock outstanding as of March 31, 2000. An "*" indicates ownership of less than 1%.

                                                                                      Amount and
                                                                                       Nature of
                                                                                      Beneficial      Percentage
Name and Address of Beneficial Owner (1)                                             Ownership (2)     of Class
-----------------------------------------                                            -------------     --------
 Scott Berry (3) ...............................................................        58,088             *
 Nolan Bushnell (4) ............................................................       100,000            1.1%
 David Gallagher (5) ...........................................................        42,000             *
 Robert Horn (6)................................................................        13,000             *
 Frank Howard (7) ..............................................................       172,500            1.9%
 Kirk Johnson (8) ..............................................................       725,221            7.7%
 Tony Marzullo (9) .............................................................        10,000             *
 Brad Rotter (10)...............................................................       100,000            1.1%
 All officers & directors as a group (8 people).................................     1,220,809           12.4%
 HomeSeekers.com, Inc. (11).....................................................       800,000            9.1%
 William Tomerlin (12)..........................................................       512,200            5.8%
 Greg & Jeannie Johnson (13)....................................................       469,050            5.1%
 Ruth Kelly (14)................................................................       800,138            9.1%
 Darin Murphy (15)..............................................................       676,493            7.7%
 Douglas Swanson (16) ..........................................................       601,000            6.4%

--------------

(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 2248 Meridian Boulevard, Suite A, Minden, Nevada 89423-8601. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that warrants, options or convertible securities that are held by such person (not those held by any other person) and that are exercisable within 60 days have been exercised or converted.

(3) Mr. Berry is our Chief Financial Officer. Includes options to purchase 50,000 shares.

(4)  Mr. Bushnell is a Director. Represents warrants to purchase 100,000 shares.

(5) Mr. Gallagher is our Vice President of Marketing and Sales. Includes options to purchase 40,000 shares.

(6) Mr. Horn was our Chairman, CEO and President until January 1999. His address is 2355 San Elijo Ave., Cardiff, CA 92007.

(7) Mr. Howard is President and Chief Operating Officer. Includes options to purchase 160,000 shares and warrants to purchase 2,500 shares.

(8) Mr. Johnson is Chief Executive Officer, Secretary/Treasurer and Chairman of the Board of Directors of our Company. Includes options to purchase 530,000 shares.

(9) Mr. Marzullo is our Vice President of Development. Includes options to purchase 10,000 shares.

(10) Mr. Rotter is a Director. Includes a warrant to purchase 100,000 shares.

(11) We purchased our iPong technology from HomeSeekers and continue to purchase programming services from HomeSeekers. HomeSeekers' address is 6490 South McCarran Blvd., Suite D-28, Reno, Nevada 89509.

(12) Includes warrants to purchase 5,000 shares.

(13) Includes warrants to purchase 451,250 Shares. Mr. Greg Johnson and Mrs. Jeannie Johnson are the brother, and sister-in-law, respectively, of Mr. Kirk Johnson. Mr. Greg Johnson is the Chief Technology Officer and a Director of HomeSeekers.com, Inc. ("HomeSeekers"), and is a principal shareholder of HomeSeekers. HomeSeekers is also a principal shareholder of our Company. The Johnson's address is c/o HomeSeekers.com, Inc., 2241 Park Place, Suite E, Minden, Nevada 89423-8601.

(14) Mrs. Kelly's address is 7230 Sierra Vista Way, Reno, Nevada 89511.

(15) Includes warrants to purchase 1,250 Shares. Mr. Murphy's address is 4465 Juniper Trail, Reno, Nevada 89509.

(16) Mr. Swanson is Vice Chairman of the Board of Directors and Executive Vice President of HomeSeekers and is a principal shareholder of HomeSeekers. HomeSeekers is also a principal shareholder of our Company. Consists of options to purchase 450,000 Shares. Does not include 676,493 shares beneficially owned by Darin Murphy, the son-in-law of Mr. Swanson, as to which shares Mr. Swanson disclaims beneficial ownership. Mr. Swanson's address is c/o HomeSeekers.com, Inc., 6490 South McCarran Blvd., Suite D-28, Reno, Nevada 89509.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the compensation received by (i) our Chief Executive Officer, and (ii) the other most highly compensated executive officers serving at the end of the fiscal year ended September 30, 1999 who received combined salary and bonus in excess of $100,000 during fiscal 1999, and the compensation received by each such individual for WebQuest's prior fiscal year.

                           SUMMARY COMPENSATION TABLE
                                                                                                 Long-Term
                                                                                                Compensation
                                                            Annual Compensation                    Awards
                                                        -------------------------------------  ---------------
                                                                                    Other
                                                                                    Annual        Securities    All Other
                                             Fiscal     Salary        Bonus      Compensation     Underlying   Compensation
Name and Principal Position                   Year       ($)           ($)          ($)(1)         Options(#)     ($)(2)
---------------------------                  ------     ------        -----      ------------  --------------- ------------
Robert Horn (1)                               1999      $45,000        --           --               --            --
  CEO, Chairman and President                 1998      120,000        --           --               --            --
                                              1997        --           --           --             100,000         --

Kirk Johnson (2)                              1999     $136,917        --           --             200,000         --
  Vice President, Secretary/Treasurer,        1998      104,000        --           --                  --         --
  CEO, President and Director                 1997        --           --           --             180,000         --

----------------
(1) Mr. Horn was Chairman of the Board, Chief Executive Officer and President from September 1997 until January 1999, when he resigned.

(2) Mr. Johnson was Vice President, Secretary/Treasurer and Director from October 1997 until Mr. Horns' resignation in January 1999, when he accepted the additional responsibilities of President and CEO.

         The following table sets forth information for the named executive officers with respect to grants of options to purchase WebQuest common stock made during the fiscal year ended September 30, 1999.

                       STOCK OPTION GRANTS IN FISCAL 1999

                                                   Individual Grants (1)
                                      --------------------------------------------------------------------
                                        Number of           % of Total
                                         Securities      Options Granted
                                       Underlying        to Employees in         Exercise
                                          Options             Fiscal               Price        Expiration
     Grantee Name                       Granted (#)           Year (2)             $/Sh.           Date
-----------------------------         -------------      ---------------         --------       ----------
 Kirk Johnson                             200,000               92%              $1.00            Dec. 2001

--------------

         The following table sets forth information for the named executive officer with respect to exercise of options to purchase WebQuest common stock during the fiscal year ended September 30, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of Securities
                                                                        Underlying             Value of Unexercised
                                                                   Unexercised Options         In-the-Money Options
                                 Shares                             at Fiscal Year-end      at Fiscal Year-end ($)(1)
                              Acquired on          Value            (#)(Exercisable/               (Exercisable/
       Name                   Exercise (#)      Realized ($)          Unexercisable)               Unexercisable)
---------------               ------------      ------------       --------------------       ---------------------
   Kirk Johnson                     0                 $0               380,000/0 (1)            $159,120 / $0

--------------
(1) Does not include a stock option to purchase 300,000 Shares at $1.00 per Share granted to Mr. Johnson on October 1, 1999. This option vests 100,000 Shares on October 1, 1999, 100,000 shares on October 1, 2000 and 100,000 shares on October 1, 2001.



                              EMPLOYMENT AGREEMENTS

Subsequent to Year-End

         Kirk Johnson, CEO, Secretary/Treasurer and Director -- On October 1, 1999 we entered into a five-year employment agreement with Mr. Johnson whereby he continues to serve as our CEO and Director. Mr. Johnson is entitled to receive a base salary of $130,000.00 annually, plus options to purchase 300,000 shares of our Common Stock at $1.00 per share. The options vest as follows; 100,000 on the date of the agreement, 100,000 one year thereafter and the remaining 100,000 two years thereafter. The options have a three-year life after vesting. As a director, we will reimburse Mr. Johnson for expenses comparably to other directors. Mr. Johnson will also receive a $200.00 monthly vehicle allowance. Mr. Johnson's employment agreement includes a change of control provision. In the event that his employment is terminated at any time during the term of the agreement or any renewal term following a change of control, Mr. Johnson is entitled to receive a lump sum cash amount equal to the sum of his highest annual salary during his employment plus the largest aggregate amount awarded to him in any year as a cash bonus. A change of control under Mr. Johnson's employment agreement is deemed to occur if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, becomes the beneficial owner of shares of WebQuest having more than fifty percent (50%) of the total number of votes that may be cast by holders of capital stock upon any corporate action proposed to shareholders for approval or adoption; or (ii) as a result of, or in connection with, any cash tender or securities exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of WebQuest before such a transaction cease to constitute a majority of the Board of Directors of WebQuest or any successor corporation. For the change of control provision to be effective, Mr. Johnson's employment termination must be either: (y) an involuntary termination other than for "cause" or other than as a consequence of his death, permanent disability or attainment of a normal retirement date; or
(z) the voluntary termination of his employment, not constituting a breach of the employment agreement, following the occurrence of any of the different events described in Section 7(b) of the employment agreement.

      Scott Berry, Chief Financial Officer -- On April 1, 2000 we entered into an employment agreement to end on September 30, 2002 with Mr. Berry whereby he serves as our CFO. Mr. Berry is entitled to receive a base salary of $85,000.00 annually, payable one-half in cash and one-half in restricted Common Stock of WebQuest, $1.00 per share, issued quarterly. Mr. Berry was granted options to purchase 300,000 shares of our Common Stock at $2.81 per share. The options vest as follows: 25,000 shares on January 19, 2000 and 25,000 shares vesting quarterly starting on March 31, 2000. The options have a three-year life after vesting. Mr. Berry's employment agreement also includes a change of control provision on terms identical to those included in Mr. Johnson's employment agreement, except that the lump sum to which Mr. Berry would be entitled to upon a change of control would be payable one-half in cash and one-half in restricted Common Stock at $1.00 per share.

      Frank Howard, President and Chief Operating Officer -- On January 19, 2000 we entered into a five-year employment agreement with Mr. Howard whereby he serves as our President and COO. Mr. Howard is entitled to receive a base salary of $130,000 annually, plus options to purchase 1,100,000 shares of our Common Stock at $2.81 per share. The options vest as follows: 100,000 shares upon execution of the employment agreement and 50,000 shares quarterly over five years. As a director, we will reimburse Mr. Howard for expenses comparably to other directors. Mr. Howard will also receive a $200.00 monthly vehicle allowance. Mr. Howard's employment agreement also includes a change of control provision on terms identical to those included in Mr. Johnson's employment agreement.

Limitation of Liability and Indemnification Matters

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors and officers of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for the following:

     o acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     o   unlawful payments of distributions.

         This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions in such capacity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since October 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and the transactions described below.

         During March 1999 we borrowed $50,000 from HomeSeekers.com, Inc., a shareholder with over 5% beneficial ownership in our Company, and a significant provider of programming and web site hosting services to us. Interest was at 12% per annum and the note was unsecured. During October 1999 we paid off this note and all accrued interest in the form of 53,800 shares of our restricted common stock, valued at $1.00 per share.

         We believe that all the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including any loans from our company to our officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report their initial ownership of WebQuest's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and we are required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended September 30, 1999. To the best of our knowledge, all of the filing requirements have been satisfied except that Form 3's were filed late for Messrs. Berry, Bushnell, Gallagher, Howard, Johnson and Marzullo. Mr. Rotter has not yet field a Form 3 but will do so. In making these statements, we have relied solely on written representations of our directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                                  OTHER MATTERS

         We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Kirk Johnson, Secretary

Dated:  May 15, 2000

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS
                          WEBQUEST INTERNATIONAL, INC.
                       2000 ANNUAL MEETING OF SHAREHOLDERS

The undersigned stockholder of WebQuest International, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 12, 2000, and hereby appoints Kirk Johnson and Scott Berry, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of WebQuest International, Inc. to be held on June 16, 2000, at 9:00 a.m., local time, at 2248 Meridian Blvd. Suite A, Minden, Nevada 89423, and at any adjournment (s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          WebQuest International, Inc.

|X| Please mark votes as in this example.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, ADOPTION OF THE 2000 STOCK OPTION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1.      ELECTION OF DIRECTORS
                                                              FOR                    AGAINST                ABSTAIN
                                                              ---                    -------                -------
         Nolan Bushnell                                       [ ]                      [ ]                    [ ]
         Frank Howard                                         [ ]                      [ ]                    [ ]
         Kirk Johnson                                         [ ]                      [ ]                    [ ]
         Brad Rotter                                          [ ]                      [ ]                    [ ]

2.       ADOPTION OF THE 2000 STOCK OPTION PLAN               [ ]                      [ ]                    [ ]

3.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS  [ ]                      [ ]                    [ ]



                                                     Signature:___________________________Date:_______________________


                                                     Signature:___________________________Date:_______________________
                                                     (This Proxy should be marked, dated, signed by the
                                                     stockholder(s) exactly as his or her name appears
                                                     hereon, and returned promptly in the enclosed envelope.
                                                     Persons signing in a fiduciary capacity should so
                                                     indicate. If shares are held by joint tenants or as
                                                     community property, both should sign.)


